UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2020

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

90 Matawan Road, Fifth Floor

Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	Nasdaq Global Market

(1) Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On March 25, 2020, Hovnanian Enterprises, Inc. (the “Company”) and K. Hovnanian Enterprises, Inc. (“K. Hovnanian” or the “Issuer”), a wholly-owned subsidiary of the Company, completed a private exchange (the “Exchange”) of $59,128,000 aggregate principal amount of the Issuer’s 10.000% Senior Secured Notes due 2022 (the “10.000% Notes”) held by certain participating bondholders (the “Exchanging Holders”) for $59,128,000 aggregate principal amount of the Issuer’s 11.25% Senior Secured 1.5 Lien Notes due 2026 (the “Additional Notes”) pursuant to an Exchange Agreement, dated March 25, 2020 (the “Exchange Agreement”), among the Issuer, the Company, the subsidiary guarantors party thereto (together with the Company, the “Guarantors”), the Exchanging Holders and certain holders of the Initial Notes (as defined below) (the “Consenting Holders”). In connection therewith, the Consenting Holders provided their consents (the “Consents”) under the Indenture (as defined below) to permit the issuance of the Additional Notes. After giving effect to the Exchange, there was approximately $136.7 million of 10.000% Notes outstanding.

The Additional Notes were issued as additional notes of the same series as the $103,141,000 aggregate principal amount of the Issuer’s 11.25% Senior Secured 1.5 Lien Notes due 2026 issued on October 31, 2019 (the “Initial Notes” and, together with the Additional Notes, the “Notes”). In connection with the issuance of the Additional Notes in the Exchange, the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), entered into the Fourth Supplemental Indenture, dated as of March 25, 2020 (the “Supplemental Indenture”), to the Indenture, dated as of October 31, 2019 (as amended and supplemented prior to the Supplemental Indenture, the “Indenture”), among the Issuer, the Guarantors, the Trustee and the Collateral Agent. The Supplemental Indenture also amends the Indenture in accordance with the Consents to permit the Issuer and Guarantors to secure up to $162,269,000 of 1.5 Lien Obligations (as defined in the Indenture). As of March 25, 2020, after giving effect to the issuance of the Additional Notes, $162,269,000 aggregate principal amount of 1.5 Lien Obligations, which consist of the Notes, were outstanding.

The Notes and the guarantees thereof will be secured by the same assets that secure K. Hovnanian’s other senior secured credit facilities and senior secured notes. The Notes bear interest at 11.25% per annum, payable semi-annually on February 15 and August 15 of each year to holders of record at the close of business on February 1 or August 1, as the case may be, immediately preceding each such interest payment date. The date from which interest will accrue on the Additional Notes is February 15, 2020, and the first interest payment date for the Additional Notes will be August 15, 2020. The Notes mature on February 15, 2026.

The Indenture contains restrictive covenants that limit, among other things, and in each case, subject to certain exceptions, the ability of the Company and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repay certain indebtedness prior to its respective stated maturity, repurchase common and preferred stock, make other restricted payments (including investments), sell certain assets (including in certain land banking transactions), incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and enter into certain transactions with affiliates. The Indenture also contains customary events of default which would permit the holders of the Notes to declare the Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Notes or other material indebtedness, the failure to satisfy covenants, the failure of the documents granting security for the Notes to be in full force and effect, the failure of the liens on any material portion of the collateral securing the Notes to be valid and perfected and specified events of bankruptcy and insolvency (which specified events would result in immediate acceleration of the Notes without any further action by the holders).

A copy of the Supplemental Indenture, including the form of the Additional Notes, is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d)     Exhibits.

4.1

Fourth Supplemental Indenture, dated as of March 25, 2020, relating to the additional 11.25% Senior Secured 1.5 Lien Notes due 2026, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent, including the form of the additional 11.25% Senior Secured 1.5 Lien Notes due 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Michael Discafani
Name: Michael Discafani
Title:Vice President, Corporate Counsel and Secretary

Date: March 26, 2020

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